AMENDMENT TO THE FOREIGN
CUSTODY MANAGER AGREEMENT

This Amendment is entered into as of the 15th day of December, 2016 to amend the Foreign Custody Manager Agreement dated July 2, 2001 (the "Agreement") by and between Westcore Trust (the "Fund") and The Bank of New York Mellon (formerly The Bank of New York) (the "Custodian").

WHEREAS, the Fund and the Custodian have entered previously into the Agreement;

WHEREAS, pursuant to Article XX of the Agreement, the Fund and the Custodian wish to amend certain provisions of said Agreement;

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.   To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

The Fund and the Custodian each hereby represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or the Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Westcore Trust		THE BANK OF NEW YORK MELLON

By:	/s/ Jasper R. Frontz	By:	/s/ Robert R. Jordan
Name:	Jasper R. Frontz	Name:	Robert R. Jordan
Title:	Treasurer and Chief Compliance Officer	Title:	Managing Director

APPENDIX B

List of Series
(effective as of December 15, 2016)

Westcore Growth Fund
Westcore MIDCO Growth Fund
Westcore Select Fund
Westcore Small-Cap Growth Fund
Westcore Global Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Plus Bond Fund
Westcore Flexible Income Fund
Westcore Colorado Tax-Exempt Fund
Westcore Municipal Opportunities Fund

APPENDIX B

List of Series
(effective as of December 27, 2016)

Westcore Small-Cap Growth Fund
Westcore Small-Cap Growth Fund II
Westcore Global Large-Cap Dividend Fund
Westcore Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Mid-Cap Value Dividend Fund II
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund